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                                                                     EXHIBIT 5.1
                    MCGUIRE, WOODS, BATTLE & BOOTHE, L.L.P.
                                ONE JAMES CENTER
                              901 EAST CARY STREET
                            RICHMOND, VIRGINIA 23219
                               December 15, 1995
Universal Corporation
1501 North Hamilton Street
Richmond, Virginia 23230
Dear Sirs:
     In connection with the Registration Statement on Form S-3 (the
"Registration Statement") being filed by Universal Corporation, a Virginia corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), $200,000,000 of the Company's debt securities (the "Securities"), we have examined such corporate records, certificates and other documents, and reviewed such questions of law, as we have considered necessary or appropriate for the purpose of this opinion.
     On the basis of such examination and review, we advise you that, in our opinion when the Registration Statement has become effective under the
Securities Act, and the Securities have been duly issued and sold in the manner contemplated by the Registration Statement, and assuming due authentication thereof by the Trustee or the Authenticating Agent in accordance with the provisions of the Indenture dated as of February 1, 1991 between the Company and Chemical Bank, as trustee (the "Trustee"), the Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Securities denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference to us under the heading relating to the validity of the Securities in the Registration Statement (including the applicable Prospectus Supplement relating to such Securities). We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.
                                     Very truly yours,
                                     /s/ McGuire, Woods, Battle & Boothe, L.L.P.